CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 25, 2025, relating to the financial statements and financial highlights of Blueprint Adaptive Growth Allocation Fund, a series of Ultimus Managers Trust, which are included in Form N-CSR for the year ended February 28, 2025, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

June 25, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 25, 2025, relating to the financial statements and financial highlights of HVIA Equity Fund, a series of Ultimus Managers Trust, which are included in Form N-CSR for the year ended February 28, 2025, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

 COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

June 25, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 25, 2025, relating to the financial statements and financial highlights of Nia Impact Solutions Fund, a series of Ultimus Managers Trust, which are included in Form N-CSR for the year ended February 28, 2025, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

June 25, 2025